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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Tandy Brands Accessories, Inc. Stock Purchase Program (as amended and restated effective October 18, 1991) of our reports dated August 2, 2002, with respect to the consolidated financial statements of Tandy Brands Accessories, Inc. incorporated by reference in its Annual Report (Form 10-K) and the schedule included therein for the year ended June 30, 2002, filed with the Securities and Exchange Commission.


                                                          /s/  Ernst & Young LLP

Fort Worth, Texas
May 12, 2003